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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary                                     Jurisdiction of incorporation

NTELOS Acquisition Corp.                                   Virginia

NTELOS Cable Inc.                                          Virginia

NTELOS Cable of Virginia Inc.                              Virginia

NTELOS Communications Services Inc.                        Virginia

NTELOS Cornerstone Inc.                                    Virginia

NTELOS Licenses Inc.                                       Virginia

NTELOS Network Inc.                                        Virginia

NTELOS PCS Inc.                                            Virginia

NTELOS Telephone Inc.                                      Virginia

NTELOS Wireless Inc.                                       Virginia

NTELOS of Maryland Inc.                                    Virginia

NTELOS of Kentucky Inc.                                    Virginia

NTELOS NetAccess Inc.                                      Virginia

NTELOS PCS North Inc.                                      Virginia

NA Communications Inc.                                     Virginia

Virginia RSA 6 Cellular Limited Ptrshp.                    Virginia

Richmond 20 MHz, LLC                                       Delaware

R&B Communications, Inc.                                   Virginia

Botetourt Leasing, Inc.                                    Virginia

Roanoke & Botetourt Telephone Co.                          Virginia

R&B Cable, Inc.                                            Virginia

R&B Network, Inc.                                          Virginia

The Beeper Company                                         Virginia

Virginia PCS Alliance, L.C                                 Virginia

West Virginia PCS Alliance, L.C                            Virginia